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                                                               Exhibit 99.23.i.i

THOMPSON   BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS   DAYTON   NEW YORK
WASHINGTON, D.C.

     HINE

April 29, 2004

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio  45247

          RE: JOHNSON MUTUAL FUNDS TRUST, FILE NOS. 33-52970 AND 811-7254
              -----------------------------------------------------------

Gentlemen:

         A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 17 to Johnson Mutual Funds Trust's Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 18 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                            Very truly yours,


                                                            THOMPSON HINE LLP
DSM/JMS